                         AMERICAN FINANCIAL CORPORATION

                  EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


     The following is a list of subsidiaries of AFC at December 31, 1994. All corporations are subsidiaries of AFC and, if indented, subsidiaries of the company under which they are listed.

                                                                                                   Percentage of
                                                                            State of               Common Equity
Name of Company                                                           Incorporation              Ownership
- ---------------                                                           -------------            -------------
American Financial Enterprises, Inc.                                         Connecticut                   83%
Great American Holding Corporation                                           Ohio                         100
  Great American Insurance Company                                           Ohio                         100
    American Annuity Group, Inc.                                             Delaware                      80
      Great American Life Insurance Company                                  Ohio                         100
    American Empire Surplus Lines Insurance
      Company                                                                Delaware                     100
    American National Fire Insurance Company                                 New York                     100
    Great American Management Services, Inc.                                 Ohio                         100
    Mid-Continent Casualty Company                                           Oklahoma                     100
    Stonewall Insurance Company                                              Alabama                      100
    Transport Insurance Company                                              Ohio                         100


      The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.

      See Part I, Item 1 of this Report for a description of certain companies in which AFC owns a significant portion and accounts for under the equity method.





                                     E-3